UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 26, 2018

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On April 26, 2018, Whirlpool Corporation (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 from the plan administrator of the Whirlpool 401(k) Retirement Plan (the “401(k) Plan”). The notice is required due to the record keeper for the 401(k) Plan needing to temporarily suspend activity in the 401(k) Plan’s Whirlpool Stock Fund in order to process in the 401(k) Plan the Company’s recently commenced modified Dutch auction tender offer. On April 30, 2018, the Company sent to its directors and executive officers the notice required by Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction), a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Whirlpool common stockholders or other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period (during the blackout period and for a period of two years after the ending date of the blackout period) by contacting: Bridget Quinn, Assistant General Counsel & Corporate Secretary, Whirlpool Corporation, 2000 M-63 North, Benton Harbor, Michigan 49022-2692, or calling at (269) 923-5000.
Item 9.01. Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

See Exhibit Index.

Exhibit Index

Exhibit No.	Exhibit
99.1	Notice to Directors and Section 16 Officers of Special Blackout Period, dated April 30, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2018		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Assistant General Counsel and Corporate Secretary